Exhibit 99.4
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

On November 21, 2014, Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), Griffin SAS, LLC ("Merger Sub"), a wholly owned subsidiary of GCEAR, and Signature Office REIT, Inc. ("SOR") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, subject to the satisfaction or waiver of certain conditions, SOR would be merged with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger as a wholly owned subsidiary of GCEAR. On June 10, 2015 (the "Merger Date"), GCEAR completed the Merger, pursuant to the Merger Agreement. GCEAR issued approximately 41.8 million shares in connection with the Merger.
On the Merger Date, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each share of SOR common stock, par value $0.01 per share, issued and outstanding immediately prior to the Merger Date was converted into 2.04 (the "Exchange Ratio") shares of GCEAR common stock, par value $0.001 per share. The Exchange Ratio was determined as a result of negotiations between GCEAR's board of directors and SOR's board of directors (which consists solely of independent directors), with the assistance of separate financial advisors. The Merger Agreement, the Merger, and the other transactions contemplated in the Merger Agreement were unanimously approved by the board of directors of GCEAR and the board of directors of SOR on November 21, 2014.
During the period from January 1, 2014 to December 31, 2014, GCEAR was considered a blind pool offering. In this time period, GCEAR acquired 15 properties in nine states for approximately $684.7 million, encompassing approximately 4.1 million square feet (the "GCEAR 2014 Acquisitions"). During the period from January 1, 2015 to March 31, 2015, GCEAR acquired one property for $66.0 million, encompassing approximately 409,800 square feet (the "GCEAR 2015 Acquisition"). None of the assets acquired exceeded the significance level that would require filing an audited statement of revenues and certain expenses pursuant to Regulation S-X, Rule 3-14.
The following unaudited pro forma consolidated financial statements have been prepared (i) as if the Merger occurred on March 31, 2015 for purposes of the unaudited pro forma consolidated balance sheet, (ii) as if the Merger and the GCEAR 2015 Acquisition occurred on January 1, 2014 for purposes of the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2015, and (iii) as if the Merger, the GCEAR 2015 Acquisition, and the GCEAR 2014 Acquisitions (combined the "GCEAR 2015 and 2014 Acquisitions") occurred on January 1, 2014 for purposes of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2014. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position and operating results would have been had the Merger, the GCEAR 2015 Acquisition, or the GCEAR 2014 Acquisitions occurred on March 31, 2015 or January 1, 2014 nor do they purport to represent GCEAR’s future financial position or operating results.
The fair value of the assets and liabilities assumed and related adjustments for the assets and liabilities assumed in connection with the Merger incorporated into the unaudited pro forma consolidated financial statements are based on estimates and information currently available. The assignment of fair value to assets and liabilities of SOR has not been finalized and is subject to change. The value of the equity issued in connection with the Merger was based on the number of SOR shares outstanding prior to the Merger Date converted pursuant to the Exchange Ratio, and the fair value of the assets and liabilities assumed was based on the actual net tangible and intangible assets and liabilities of SOR that existed on the Merger Date. Actual amounts recorded in connection with the Merger may change based on any increases or decreases in the fair value of relevant balance sheet amounts upon the completion of the final valuation and may result in variances to the amounts presented in the unaudited pro forma consolidated balance sheet and/or unaudited pro forma consolidated statements of operations. Assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. These adjustments are based on available information and assumptions that management of GCEAR’s advisor, Griffin Capital Essential Asset Advisor, LLC ("GCEAR Advisor"), considered to be reasonable. The unaudited pro forma consolidated financial statements do not purport to: (1) represent GCEAR’s actual financial position had the Merger occurred on March 31, 2015; (2) represent the results of GCEAR’s operations had the Merger, the GCEAR 2015 Acquisition, or the GCEAR 2014 Acquisitions occurred on January 1, 2014; or (3) project GCEAR’s financial position or results of operations as of any future date or for any future period, as applicable.
Pursuant to reporting requirements of Regulation S-X, Rule 3-14, and consistent with Securities and Exchange Commission ("SEC") guidance, statements of revenues and certain expenses were filed with the SEC on Form 8-K or Form 8-K/A for acquisitions that represented 10% or more of GCEAR’s total assets as filed on its latest balance sheet prior to the acquisition. Substantially all acquisitions included in the GCEAR 2015 and 2014 Acquisitions are occupied by single tenants subject to triple net lease agreements whereby the tenant is responsible for all expenses associated with the property, and no single asset included in the GCEAR 2015 and 2014 Acquisitions represented 10% or more of GCEAR’s total assets as filed on its latest balance sheet prior to the acquisition. For those assets leased to single tenants that are subject to triple net lease agreements in which the tenant is responsible for all expenses associated with the property, GCEAR believes that financial information about the tenants, or the parent company in which the tenant is a wholly owned subsidiary, is more relevant to investors than financial statements of the property acquired. These tenants, or their parent companies, are public companies that file financial statements in reports filed with the SEC. The relevant financial information for the following tenants, or their parent companies that wholly own them, are publicly available with the SEC at http://www.sec.gov. The information in the table below is provided to conform to Regulation S-X, Rule 3-14 aggregation rules for purposes of this registration statement:

Tenant	Purchase Price	Acquisition Date	Public Entity
Caterpillar, Inc.	$57,000,000	January 7, 2014	Caterpillar, Inc.
Digital Globe, Inc.	92,000,000	January 14, 2014	Digital Globe, Inc.
BT Infonet	52,668,500	February 27, 2014	British Communications PLC
Wyndham Worldwide Corporation	96,600,000	April 23, 2014	Wyndham Worldwide Corporation
American Express Travel Related Services, Inc.	51,000,000	May 22, 2014	American Express Co.
SB U.S. LLC	90,100,000	May 28, 2014	Softbank Corporation http://www.softbank.jp/en/corp/irinfo/financials/
Parallon Business Performance Group (HCA Health Services of Florida as guarantor, a subsidiary of HCA Holdings)	17,235,000	June 25, 2014	HCA Holdings
Wells Fargo Bank, N.A.	41,486,525	December 15, 2014	Wells Fargo & Company
The unaudited pro forma consolidated financial statements have been developed from, and should be read in conjunction with: (1) the consolidated financial statements of GCEAR and accompanying notes thereto included in GCEAR’s quarterly report filed on Form 10-Q for the three months ended March 31, 2015 and the annual report filed on Form 10-K for the year ended December 31, 2014; (2) the consolidated financial statements of SOR and accompanying notes included in this Form 8-K/A; and (3) the accompanying notes to the unaudited pro forma consolidated financial statements. In GCEAR’s opinion, all adjustments necessary to reflect the effects of the properties acquired and the Merger, the respective debt, and the issuance of GCEAR's shares have been made.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
March 31, 2015
(in thousands, except share amounts)

	GCEAR Historical (1)	SOR Historical (1)	Adjustments as a Result of Merger		GCEAR Pro Forma
ASSETS
Rental properties, net	$1,880,485	$493,900	$103,789	A	$2,478,174
Intangible assets, net	23,435	5,374	8,950	A	37,759
Real estate assets and other assets held for sale, net	—	—	—		—
Cash and cash equivalents	59,511	4,932	—		64,443
Restricted cash	40,178	—	—		40,178
Investment in unconsolidated entities	63,501	—	—		63,501
Investment in development authority bonds	—	115,000	(115,000)	B	—
Deferred financing costs, net	11,229	1,048	(1,048)	C	11,229
Deferred rent receivable and other assets	33,377	15,789	(13,238)	C	35,928
Total assets	$2,111,716	$636,043	$(16,547)		$2,731,212
LIABILITIES AND EQUITY
Mortgage payable, plus unamortized premium of $1,778	$325,128	$—	$—		$325,128
Line of credit	50,000	59,250	100,000	D	209,250
Notes payable	—	100,000	(100,000)	D	—
Unsecured Term Loan	300,000	—	—		300,000
Total debt	675,128	159,250	—		834,378
Restricted reserves	34,899	—	—		34,899
Below market leases, net	39,022	872	4,041	A	43,935
Due to affiliates	1,949	—	—		1,949
Prepaid rent	10,447	5,191	—		15,638
Accounts payable and other liabilities, including distributions payable	46,370	9,722	18,213	E	74,305
Liabilities of real estate assets held for sale	—	—	—		—
Obligations under capital leases	—	115,000	(115,000)	B	—
Total liabilities	807,815	290,035	(92,746)		1,005,104
Preferred units subject to redemption, 24,319,066 units outstanding as of March 31, 2015	250,000	—	—		250,000
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of March 31, 2015	12,543	—	—		12,543
Common stock subject to redemption	68,771	—	—		68,771
Stockholders’ equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; no shares outstanding as of March 31, 2015	—	—	—		—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 130,877,314 and 172,642,283 shares issued and outstanding, historical and pro forma, respectively (2)	1,338	205	(163)	F	1,380
Additional paid-in capital	1,127,019	453,828	(13,450)	F	1,567,397
Cumulative distributions	(126,687)	(93,756)	93,756	F	(126,687)
Accumulated deficit	(45,169)	(14,151)	(4,062)	G	(63,382)
Accumulated other comprehensive income (loss)	(841)	(118)	118	H	(841)
Total stockholders’ equity	955,660	346,008	76,199		1,377,867
Noncontrolling interests	16,927	—	—		16,927
Total equity	972,587	346,008	76,199		1,394,794
Total liabilities and equity	$2,111,716	$636,043	$(16,547)		$2,731,212

(1)
The historical balance sheets of GCEAR and SOR are as of March 31, 2015 as filed with the SEC on their respective Form 10-Q. Certain SOR amounts presented above have been reclassified to conform to GCEAR's balance sheet presentation.

(2)
The historical shares issued and outstanding represent GCEAR common stock as of March 31, 2015 as filed with the SEC on its Form 10-Q. The pro forma shares issued and outstanding represent the historical GCEAR shares and the shares issued to SOR common stockholders had the Merger occurred as of March 31, 2015.

See accompanying notes

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended March 31, 2015
(in thousands, except share and per share amounts)

	GCEAR Historical (1)	GCEAR 2015 Acquisition (2)		GCEAR Non-Merger Pro Forma	SOR Historical (1)	Adjustments as a Result of Merger		GCEAR Pro Forma
Revenues:
Rental income	$44,715	$692	a	$45,407	$12,354	$(759)	a	$57,002
Property expense recoveries	10,498	266	a/d	10,764	5,466	—		16,230
Other property income	—	—		—	433	—		433
Total revenue	55,213	958		56,171	18,253	(759)		73,665
Expenses:
Asset management fees to affiliates	3,787	68	b	3,855	—	1,138	b	4,993
Property management fees to affiliates	1,474	37	c	1,511	—	548	c	2,059
Property management fees to third parties	—	—		—	253	(253)	c	—
Property operating expense	6,899	—		6,899	4,201	—		11,100
Property tax expense	6,878	6	d	6,884	2,447	—		9,331
Acquisition fees and expenses to non-affiliates	402	(227)	e	175	—	(175)	e	—
Acquisition fees and expenses to affiliates	1,980	(1,980)	e	—	—	—		—
General and administrative expenses	1,126	—		1,126	1,722	(1,087)	f	1,761
Depreciation and amortization	19,465	400	g	19,865	7,476	(1,301)	g	26,040
Total expenses	42,011	(1,696)		40,315	16,099	(1,130)		55,284
Income from operations	13,202	2,654		15,856	2,154	371		18,381
Other income (expense):
Interest expense	(5,428)	(91)	h	(5,519)	(2,989)	314	h	(8,194)
Interest income	106	—		106	1,725	(1,725)	i	106
Loss from investment in unconsolidated entities	(392)	—		(392)	—	—		(392)
Gain from sale of depreciable operating property	3,613	—		3,613	—	—		3,613
Net income	11,101	2,563		13,664	890	(1,040)		13,514
Distributions to redeemable preferred unit holders	(4,687)							(4,687)
Less: Net income attributable to noncontrolling interests	(210)						j	(221)
Net income attributable to controlling interest	6,204							8,606
Distributions to redeemable noncontrolling interests attributable to common stockholders	(88)							(88)
Net income attributable to common stockholders	$6,116							$8,518
Net income attributable to common stockholders per share, basic and diluted	$0.05							$0.05
Weighted average number of common shares outstanding, basic and diluted	130,106,364						j	171,871,333

(1)
The GCEAR and SOR historical statements of operations are for the three months ended March 31, 2015 as filed with the SEC on their respective Form 10-Q. Certain SOR amounts presented above have been reclassified to conform to GCEAR's statement of operations presentation.

(2)	The GCEAR 2015 Acquisition includes a property acquired in 2015 with adjustments made to reflect the acquisition occurring as of January 1, 2014.
See accompanying notes

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2014
(in thousands, except share and per share amounts)

	GCEAR Historical (1)	GCEAR 2015 and 2014 Acquisitions (2)		GCEAR Non-Merger Pro Forma	SOR Historical (1)	Adjustments as a Result of Merger		GCEAR Pro Forma
Revenues:
Rental income	$164,412	$25,729	a	$190,141	$52,689	$(3,971)	a	$238,859
Property expense recoveries	37,982	5,797	a/d	43,779	21,759	—		65,538
Other property income	—	—		—	2,489	—		2,489
Total revenue	202,394	31,526		233,920	76,937	(3,971)		306,886
Expenses:
Asset management fees to affiliates	12,541	2,247	b	14,788	—	4,553	b	19,341
Property management fees to affiliates	5,445	693	c	6,138	—	2,344	c	8,482
Property management fees to third parties	—	—		—	1,051	(1,051)	c	—
Property operating expense	30,565	4,512	d	35,077	16,414	—		51,491
Property tax expense	24,873	2,954	d	27,827	9,508	—		37,335
Acquisition fees and expenses to non-affiliates	4,261	(3,779)	e	482	—	(482)	e	—
Acquisition fees and expenses to affiliates	24,319	(24,319)	e	—	—	—		—
General and administrative expenses	4,982	—		4,982	8,055	(4,736)	f	8,301
Depreciation and amortization	72,907	12,941	g	85,848	30,538	(5,837)	g	110,549
Total expenses	179,893	(4,751)		175,142	65,566	(5,209)		235,499
Income from operations	22,501	36,277		58,778	11,371	1,238		71,387
Other income (expense):
Interest expense	(24,598)	(1,577)	h	(26,175)	(12,257)	9,652	h	(28,780)
Interest income	365	—		365	6,937	(6,900)	i	402
Loss from investment in unconsolidated entities	(1,358)	—		(1,358)	—	—		(1,358)
Gain from sale of depreciable operating property	3,104	—		3,104	—	—		3,104
Net income	14	34,700		34,714	6,051	3,990		44,755
Distributions to redeemable preferred unit holders	(19,011)							(19,011)
Less: Net loss (income) attributable to noncontrolling interests	698						j	(716)
Net income (loss) attributable to controlling interest	(18,299)							25,028
Distributions to redeemable noncontrolling interests attributable to common stockholders	(355)							(355)
Net income (loss) attributable to common stockholders	$(18,654)							$24,673
Net income (loss) attributable to common stockholders per share, basic and diluted	$(0.17)							$0.16
Weighted average number of common shares outstanding, basic and diluted	112,358,422						j	154,123,391

(1)
The GCEAR and SOR historical statements of operations are for the year ended December 31, 2014 as filed with the SEC on their respective Form 10-K. Certain SOR amounts presented above have been reclassified to conform to GCEAR's statement of operations presentation.

(2)	The GCEAR 2015 and 2014 Acquisitions include properties acquired in 2015 and 2014 with adjustments made to reflect the acquisitions occurring at the beginning of the period.
See accompanying notes

Adjustments to the GCEAR Unaudited Pro Forma Consolidated Balance Sheet (dollars in thousands, unless otherwise noted)
The GCEAR unaudited pro forma consolidated balance sheet as of March 31, 2015 reflects the following adjustments:
A.Merger with SOR
The real estate assets included with the Merger are reflected in the unaudited pro forma consolidated balance sheet of GCEAR at a preliminary fair market value. The preliminary fair market value is based on a valuation prepared for GCEAR by a third party valuation advisor. Real estate and in-place lease valuation are comprised of the following:

	GCEAR Fair Market Value	SOR Historical	Adjustments as a Result of Merger
Building and improvements	$435,651	$383,422	$52,229
Land	72,614	55,733	16,881
Intangible leasing assets	89,424	54,745	34,679
Rental properties, net	597,689	493,900	103,789
In-place lease valuation - above market	14,324	5,374	8,950
In-place lease valuation - below market	(4,913)	(872)	(4,041)
Total	$607,100	$498,402	$108,698

The SOR historical balance sheet includes $11.0 million of deferred leasing costs and $15.5 million of intangible lease origination costs, which have been reclassified to rental properties, net. In accordance with ASC 805, Business Combinations, these amounts were adjusted to reflect the value of the real estate allocated between tangible and intangible assets, which include the costs associated with leasing an "as-if" vacant building and presume leasing costs would have been incurred.

B.     In conjunction with the acquisition of certain real estate assets, SOR assumed the investment in certain development authority bonds and the corresponding obligations under capital leases of land and buildings totaling $115.0 million as of March 31, 2015. The bonds were issued as a form of financing for land, building, and building renovations, which were then leased back to the owner under a capital lease. This structure provides for a property tax abatement to the owner, which was transferred to GCEAR on the Merger Date. SOR's historical statement of operations includes the recognition of interest income and interest expense incurred pursuant to the development authority bonds and capital leases, respectively, which are earned in equal amounts and, accordingly, do not impact net income (loss). In accordance with ASC 210, Balance Sheet, a company has the right to elect to offset the impact of the capital lease and the bond issuance if the following conditions are met:

a. Each of two parties owes the other determinable amounts.
b. The reporting party has the right to set off the amount owed with the amount owed by the other party.
c. The reporting party intends to set off.
d. The right of setoff is enforceable at law.

The agreements specify a determinable principal amount of $115.0 million and an annual interest amount of $6.9 million owed to each of the parties, the development bond authority as lessor and GCEAR as the bondholder. Pursuant to the lease and bond agreements, basic rent pursuant to the capital lease and bond interest payments are deemed to be made on a constructive basis, therefore, no consideration is required to be remitted to either party. The agreements further indicate that the basic rent pursuant to the capital lease and the bond interest payments are identical and are to be made on the same date. As a result, the reporting party (GCEAR) has the right to set off the amounts owed under the terms of the agreement with the development bond authority. Under the terms of the agreement, specifically that no consideration would be exchanged, both the development bond authority and GCEAR would offset the effect of the capital lease and the bond issuance, as well as the capital lease interest expense and the bond interest income. Finally, since the development bond authority and GCEAR set off the respective payments, GCEAR has elected to apply the guidance of ASC 210 in accounting for the bonds and capital lease obligation for the improvements by netting the liability against the asset in its presentation on the consolidated balance sheet and the related capital lease interest expense and the bond interest income on the consolidated statements of operations.

C.     Certain non-real estate assets were assumed by GCEAR on the Merger Date. The following summarizes the non-real estate assets of SOR as of March 31, 2015, adjusted for those non-real estate assets that were not assumed:

Tenant accounts receivable	$14,634
Prepaid property taxes	160
Prepaid insurance	722
Other prepaid expenses and deposits	273
Total	$15,789
Less: Deferred rent (straight-line)	(13,238)
Net non-real estate assets assumed	$2,551
The straight-lining of rent pursuant to the underlying leases associated with the real estate assumed commenced on the Merger Date, therefore, the balance of deferred rent included on SOR's historical balance sheet has been reversed. In addition, since SOR's outstanding line of credit and term loan was repaid on the Merger Date, as discussed in note D below, all related financing costs otherwise capitalized and included on SOR's historical balance sheet have been reversed.

D.    On the Merger Date, GCEAR repaid the SOR line of credit and term loan with an advance from GCEAR’s KeyBank Unsecured Credit Facility (the "Facility"). See Note 5, Debt, to the annual financial statements for GCEAR filed on Form 10-K with the SEC for the year ended December 31, 2014.

E.    Represents operating accounts payable and other liabilities that were assumed as part of the Merger. Also included in the adjustments as a result of the Merger is the liability for the acquisition fees and acquisition expense reimbursement, as discussed in footnote G below, that GCEAR paid GCEAR Advisor.
F.    Represents the issuance of GCEAR’s common shares, with a par value of $0.001 per share, at a conversion ratio of 2.04 to 1, to holders of SOR’s common stock on the Merger Date. As of March 31, 2015, there were 20,473,024 shares of SOR’s common stock issued and outstanding, which equates to 41,764,969 shares when converted to shares of GCEAR. This results in an allocation of $0.04 million and $440.4 million between common stock at $0.001 par value and additional paid in capital, respectively. These amounts were adjusted on the Merger Date to reflect the GCEAR-converted shares then issued and outstanding.
G.    Pursuant to the GCEAR Advisory Agreement, as defined below, GCEAR incurs acquisition fees of 2.5% of the real estate value and is obligated to reimburse GCEAR Advisor for actual acquisition costs incurred, estimated to be 0.50% of the real estate acquisition value. Based on a preliminary real estate value of $607.1 million of the real estate assets assumed in connection with the Merger, GCEAR incurred affiliated acquisition fees and affiliated acquisition expenses of approximately $18.2 million, which are reflected in accumulated deficit on the unaudited pro forma consolidated balance sheet.

H.    Accumulated other comprehensive income (loss) included on SOR's historical balance sheet represents the effect of the interest rate swap associated with SOR's term loan. As discussed in note D, GCEAR repaid the SOR line of credit and term loan on the Merger Date and, as a result, the interest rate swap was terminated on the Merger Date.
Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 (dollars in thousands, unless otherwise noted)
The historical amounts include GCEAR's and SOR’s actual operating results for the periods presented, and as filed with the SEC on their respective Form 10-Q and Form 10-K for the corresponding periods. These historical amounts, including rental revenue, management and acquisition fees, general and administrative expenses, depreciation and amortization, and interest expense, are presented as pro forma adjustments to the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014, and are derived assuming the Merger and the GCEAR 2015 and 2014 Acquisitions occurred on January 1, 2014 (the "Pro Forma Effective Date").
The following are the explanations for the adjustments to operating and property level revenues and certain expenses included in the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014:

a.     The historical rent revenue for GCEAR, the GCEAR 2015 and 2014 Acquisitions, and SOR represents the contractual and straight-line rents pursuant to the leases in effect during the time periods presented. The adjustments included in the pro forma are presented to adjust contractual rent revenue to a straight-line basis and to amortize the in-place lease valuation in accordance with ASC 805-10, Business Combinations, as if the Merger and the GCEAR 2015 and 2014 Acquisitions had occurred on the Pro Forma Effective Date.
The following summarizes the adjustment made to rent revenue for the GCEAR 2015 Acquisition for the three months ended March 31, 2015 and for the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Adjustment to contractual rental revenue	$683	$22,381
Adjustment to straight-line rent	7	1,584
(Above)/below market, in-place rent	2	1,764
Total	$692	$25,729

In addition, GCEAR has acquired properties that are occupied by tenants that are subject to triple net leases, in which, pursuant to the lease, the tenant is required to reimburse GCEAR for operating expenses incurred, including property taxes and insurance. The unaudited pro forma consolidated statements of operations have been adjusted for additional operating expense recoveries of approximately $0.3 million related to the GCEAR 2015 Acquisition for the three months ended March 31, 2015 and $5.8 million related to the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014.
The following summarizes the adjustments made to rent revenue for the real estate assets assumed as part of the Merger for the three months ended March 31, 2015 and for the year ended December 31, 2014:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Adjustment to straight-line rent	$(396)	$(2,520)
(Above)/below market, in-place rent	(363)	(1,451)
Total	$(759)	$(3,971)
b.    Asset management fees are paid monthly to GCEAR Advisor, at 0.0625%, or 0.75% annually, based on the aggregate book value of the real estate, pursuant to the Third Amended and Restated Advisory Agreement dated October 15, 2014 (the "GCEAR Advisory Agreement"). The following summarizes the effect of asset management fees incurred by GCEAR, pursuant to the terms of the GCEAR Advisory Agreement, in connection with the Merger and the GCEAR 2015 Acquisition for the three months ended March 31, 2015:

	GCEAR 2015 Acquisition	SOR	Total
Asset management fees - GCEAR 2015 Acquisition	$68	$—	$68
Asset management fees - SOR Real Estate	—	1,138	1,138
	$68	$1,138	$1,206
The following summarizes the effect of asset management fees incurred by GCEAR in connection with the Merger and the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014:

	GCEAR 2015 and 2014 Acquisitions	SOR	Total
Asset management fees - GCEAR 2015 and 2014 Acquisitions	$2,247	$—	$2,247
Asset management fees - SOR Real Estate	—	4,553	4,553
	$2,247	$4,553	$6,800

c.    Property management fees are paid to Griffin Capital Essential Asset Property Management, LLC monthly at 3.0% of gross property revenues received, including base contractual rent and expense recoveries, pursuant to the current property management agreement. The following summarizes the effect of property management fees incurred by GCEAR, pursuant to GCEAR’s property management agreement, in connection with the Merger and the GCEAR 2015 Acquisition for the three months ended March 31, 2015:

	GCEAR 2015 Acquisition	SOR	Total
Property management fees - GCEAR 2015 Acquisition	$37	$—	$37
Property management fees - SOR historical	—	253	253
Property management fees adjustment - SOR	—	295	295
	$37	$548	$585
The following summarizes the effect of property management fees incurred by GCEAR in connection with the Merger and the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014:

	GCEAR 2015 and 2014 Acquisitions	SOR	Total
Property management fees - GCEAR 2015 and 2014 Acquisitions	$693	$—	$693
Property management fees - SOR historical	—	1,051	1,051
Property management fees adjustment - SOR	—	1,293	1,293
	$693	$2,344	$3,037

d.     In conjunction with the GCEAR 2015 and 2014 Acquisitions, GCEAR incurs certain property operating expenses, including repairs and maintenance, property services and insurance, as well as property taxes. The adjustments to property operating expenses and property tax expense are comprised of (1) property operating expenses that GCEAR incurs for properties in which the lease does not require the tenant to reimburse GCEAR for such expenses; and (2) property operating expenses, such as property tax expense, that would have been incurred had the acquisitions occurred on January 1, 2014, which expenses would have been recovered from the respective tenant pursuant to the lease agreements.

e.     GCEAR incurred approximately $0.2 million for both transaction costs related to the Merger and the GCEAR 2015 Acquisition, which are included in the historical acquisition fees and expenses to non-affiliates on the GCEAR historical amount for the three months ended March 31, 2015.

GCEAR incurred approximately $0.5 million and $3.8 million of transaction costs related to the Merger and the GCEAR 2014 Acquisitions, respectively, which are included in the historical acquisition fees and expenses to non-affiliates on the GCEAR historical amount for the year ended December 31, 2014.

In addition, acquisition fees and expenses to affiliates on the GCEAR historical financial statements represent fees earned and paid to GCEAR Advisor, pursuant to the GCEAR Advisory Agreement, of approximately $2.0 million and $24.3 million for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively. As the acquisition fees and expenses to non-affiliates and affiliates are nonrecurring and directly related to the Merger and the GCEAR 2015 and 2014 Acquisitions, these expenses are reflected as an adjustment to the pro forma statements of operations.
f.     On January 1, 2014, SOR terminated its advisory agreement and became a self-managed non-traded real estate investment trust. As a self-managed company, SOR incurred certain personnel costs that GCEAR would not have incurred, as GCEAR is externally advised by GCEAR Advisor. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 have been adjusted to reverse personnel costs of approximately $0.7 million and $3.5 million, respectively, included in the SOR historical amounts. In addition, SOR incurred certain Merger-related transaction costs of $0.4 million and $1.2 million for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively, which are included in SOR’s historical general and administrative expenses. As these transaction costs are directly related to the Merger and are not recurring, these expenses are included as a pro forma adjustment to general and administrative expenses. GCEAR and SOR have certain duplicative general and administration expenses, such as accounting and other professional fees, board of director fees, professional liability insurance premiums, overhead allocation, and other office related expenses, that have not been eliminated as part of the pro forma adjustments in the unaudited pro forma consolidated statements of operations. GCEAR anticipates cost savings as certain duplicative general and administrative expenses will not be incurred subsequent to the Merger. General and administrative expenses considered to be duplicative were approximately $0.6 million and $3.3 million for the three months ended March 31, 2015 and for the year ended December 31, 2014, respectively.
g.     Depreciation expense is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on an estimated useful life of 40 years for building and building improvements, and the remaining contractual, in-place lease term for intangible lease assets. As GCEAR would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the SOR historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflect the depreciation and amortization that GCEAR would have recorded.
The following table summarizes the depreciation and amortization expense by asset category that would have been recorded for the GCEAR 2015 Acquisition for the three months ended March 31, 2015 and for the GCEAR 2015 and 2014 Acquisitions for the year ended December 31, 2014, respectively:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Building and building improvements	$163	$5,456
Tenant absorption and leasing costs	237	7,485
Total	$400	$12,941
The following table summarizes the depreciation and amortization expense by asset category for the SOR properties that would have been recorded for the three months ended March 31, 2015 and for the year ended December 31, 2014, less the reversal of depreciation and amortization expense included in the SOR historical financial statements:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Building and building improvements	$2,723	$10,891
Tenant absorption and leasing costs	3,452	13,810
Less: SOR historical depreciation	(4,596)	(18,556)
Less: SOR historical amortization	(2,880)	(11,982)
Reduction in depreciation and amortization expense	$(1,301)	$(5,837)

h.    The adjustment for the GCEAR 2015 Acquisition represents the effect of interest expense associated with the debt placement related to the acquisition of one property, as if the property were acquired on January 1, 2014. The adjustment for the GCEAR 2015 and 2014 Acquisitions represents the effect of interest expense associated with three properties, which included a debt assumption and two debt placements, as if the properties were acquired on January 1, 2014.
Also, on the Merger Date, GCEAR borrowed from the Facility the amount necessary to repay the SOR line of credit and term loan. On March 31, 2015, the combined balance of the SOR line of credit and term loan was $159.25 million. The terms of the Facility as of the Merger Date require periodic interest payments priced at the LIBO Rate plus a spread based on GCEAR’s current leverage ratio. At March 31, 2015, GCEAR’s leverage ratio was below 45%, which indicates a spread of 1.50% over the LIBO Rate, or a total rate of 1.68%. The following summarizes the adjustment to the unaudited pro forma consolidated statements of operations to only reflect the interest that GCEAR would have incurred as a result of this additional debt, as no other interest costs would have been incurred as a result of the Merger:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Historical interest expense incurred by SOR - credit facility, term loan, amortization of financing costs, and other interest expense	$1,264	$5,357
Interest expense capital lease obligation	1,725	6,900
Historical interest expense incurred by SOR	2,989	12,257
Pro forma interest expense incurred by GCEAR	(2,675)	(2,605)
Reduction in interest expense	$314	$9,652

i.    Pursuant to Note B above, the Company accounts for the obligations under capital leases (see Note h) and the bond interest income on a net basis. Therefore, the income associated with the development authority bonds has been adjusted to reflect such accounting treatment.

j.    The following table summarizes the weighted average shares and units outstanding at March 31, 2015 and December 31, 2014 and the allocable percentage of non-controlling interest (share amounts not in thousands):

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Weighted average common shares outstanding - historical basis	130,106,364	112,358,422
Shares issued to SOR common stockholders - pro forma basis	41,764,969	41,764,969
Total outstanding common shares - pro forma basis	171,871,333	154,123,391
Operating partnership units issued in exchange for the contributed ownership interest of certain properties, operating partnership units acquired and the initial capitalization of the operating partnership (A)	4,408,631	4,408,631
Total outstanding shares and units - pro forma basis (B)	176,279,964	158,532,022
Percentage of operating partnership units (non-controlling interests) to total outstanding shares (A/B)	2.50%	2.78%
Net income - pro forma basis	$13,514	$44,755
Distributions to redeemable preferred unit holders	(4,687)	(19,011)
Net income including distribution to redeemable preferred unit holders - pro forma basis	$8,827	$25,744
Net income attributable to non-controlling interests based on the percentage of operating partnership units outstanding to total outstanding shares - pro forma basis	$221	$716